FS Energy and Power Fund 8-K

Exhibit 10.6

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of May 18, 2016 (together with all amendments, modifications, restatements or supplements, if any, from time to time, this “Agreement”) is made and entered into by and between FS ENERGY AND POWER FUND, a Delaware statutory trust (“FSEP” or the “Pledgor”), and BARCLAYS BANK PLC (“Barclays”), as collateral agent for Secured Parties hereinafter referred to (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Senior Secured Revolving Credit Agreement, dated as of the date hereof, by and among Bryn Mawr Funding LLC, a Delaware limited liability company (“Company”), the other Obligors party thereto from time to time, Barclays, in its capacity as Administrative Agent, and the Persons signatory thereto from time to time as Lenders (including all exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed to make financial accommodations to Company;

WHEREAS, Pledgor is the record and beneficial owner of the Capital Stock of Company listed on Schedule I hereto;

WHEREAS, as the sole shareholder of Company, Pledgor benefits from the credit facility made available to Company under the Credit Agreement; and

WHEREAS, in order to induce Administrative Agent and Lenders to make the financial accommodations to Company as provided for in the Credit Agreement, Pledgor has agreed to (i) enter into that certain Guaranty, dated as of the date hereof, made by FSEP in favor of Collateral Agent (the “FSEP Guaranty”) and (ii) pledge the Pledged Collateral to Collateral Agent in accordance herewith.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make the financial accommodations to Company under the Credit Agreement, it is agreed as follows:

1.

Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Material Event of Default” means an Event of Default arising under Section 7.01(a), (b), (d) (solely to the extent arising from a breach of Section 6.12), (h), (i) or (j) of the Credit Agreement.

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“Permitted Liens” means (a) Liens imposed by any Governmental Authority for taxes, assessments or charges (i) not yet due or (ii) that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Pledgor in accordance with GAAP; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (c) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (d) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (e) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default; (f) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business, in the case of each of clauses (i) through (iii) above, securing payment of fees, indemnities, charges for returning items and other similar obligations; (g) deposits of money securing leases to which Borrower or any of its Subsidiaries is a party as lessee made in the ordinary course of business; and (h) other Liens securing Indebtedness (other than for borrowed money) in an amount not to exceed $5,000,000.

“Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.

“Pledged Shares” means the Capital Stock of Company listed on Schedule I hereto.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“Secured Party” has the meaning assigned to such term in the Guarantee and Security Agreement.

2.

Pledge. Pledgor hereby pledges to Collateral Agent, and grants to Collateral Agent for itself and the benefit of Secured Parties, a first priority security interest (subject to Permitted Liens) in all of the following (collectively, the “Pledged Collateral”):

(a)

the Pledged Shares and any certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b)

any additional Capital Stock of Company from time to time acquired by Pledgor in any manner (which Capital Stock shall be deemed to be part of the Pledged Shares), and any certificates representing such additional Capital Stock all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock.

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3.

Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Guaranteed Obligations (as defined in the FSEP Guaranty) (collectively, the “Secured Obligations”).

4.

Delivery of Pledged Collateral. On or prior to the date hereof, the certificates evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent, for itself and the benefit of Secured Parties, pursuant hereto. All such certificates shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent.

5.

Representations and Warranties. Pledgor represents and warrants to Collateral Agent that:

(a)

The Pledgor is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation.

(b)

The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, are within the Pledgor’s corporate, limited liability company or other powers and have been duly authorized by all necessary corporate, limited liability company or other action, including by all necessary shareholder or member action.

(c)

This Agreement has been duly executed and delivered by the Pledgor.

(d)

The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, (x) will not violate any applicable law or regulation or the charter, by-laws, certificate of formation, limited liability company agreement or other organizational documents of the Pledgor or any order of any Governmental Authority, (y) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Pledgor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (z) except for the Liens created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of the Pledgor (other than Permitted Liens).

(e)

Pledgor is the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement and Permitted Liens.

(f)

All of the Pledged Shares have been duly authorized and validly issued.

(g)

Pledgor has the right and requisite authority to grant a security interest in the Pledged Collateral pledged by Pledgor to Collateral Agent as provided herein.

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(h)

None of the Pledged Shares have been issued or transferred in material violation of the material securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(i)

All of the Pledged Shares are presently owned by Pledgor, and are presently represented by the certificates listed on Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares.

(j)

No consent(s) and/or other action of any Governmental Authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(k)

Delivery of the Pledged Collateral hereunder pursuant to the terms of Section 4 of this Agreement will create a valid first priority perfected security interest (subject to Permitted Liens) in favor of Collateral Agent for the benefit of Collateral Agent and Secured Parties in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations.

(l)

This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m)

The Pledged Shares constitute 100% of the issued and outstanding Capital Stock of Company.

(n)

(i) Pledgor’s name as it appears in official filings in the state of its organization is FS Energy and Power Fund, (ii) Pledgor is a Delaware statutory trust, (iii) Pledgor has only one state of organization, (iv) Pledgor has not changed its location within the period of four months prior to the date hereof and (v) Pledgor has not changed its name as of the date hereof.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

6.

Covenants. Pledgor covenants and agrees that until the payment in full in cash of all Secured Obligations (other than contingent and unasserted indemnification and expense reimbursement claims):

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(a)

Without the prior written consent of Collateral Agent, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or grant a Lien in the Pledged Collateral, in each case except as expressly permitted hereunder;

(b)

Pledgor will, at its expense, promptly execute, acknowledge and deliver all such agreements, documents and/or instruments and take all such actions, in each case, as Collateral Agent from time to time may reasonably request, in order to perfect the security interest granted to Collateral Agent, for the benefit of Secured Parties, in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary UCC financing statements, which Collateral Agent is authorized to file without the signature of Pledgor;

(c)

Pledgor will, upon obtaining ownership of any additional Capital Stock of Company, which Capital Stock is not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Collateral Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II hereto (a “Pledge Amendment”) in respect of any such additional Capital Stock, pursuant to which Pledgor shall pledge to Collateral Agent all of such additional Capital Stock. Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral. Notwithstanding the foregoing, Pledgor agrees that the security interest of Collateral Agent shall attach to all Pledged Collateral immediately upon Pledgor’s acquisition of rights therein and shall not be affected by the failure of Pledgor to deliver a Pledge Amendment as required hereby;

(d)

Pledgor shall not change Pledgor’s name, identity, corporate structure, sole place of business, chief executive office, type of organization or jurisdiction of organization, or establish any trade names unless Pledgor shall have (A) notified Collateral Agent in writing at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, type of organization, jurisdiction of organization, or trade name and providing such other information in connection therewith as Collateral Agent may reasonably request and (B) taken all actions reasonably requested by Collateral Agent to maintain the continuous validity and perfection of Collateral Agent’s security interest in the Pledged Collateral granted hereby;

(e)

Pledgor shall take all actions reasonably necessary to ensure that the Pledged Shares at all times (x) constitutes a “security” within the meaning of and governed by Article 8 of the UCC and (y) is represented by a certificate evidencing such Pledged Shares, so long as such certificate is delivered to Collateral Agent in accordance with the terms of Section 4 hereof;

(f)

Pledgor, for any and all purposes (including, without limitation, for purposes of any organizational document of Company), consents to, and waives any and all rights to object to, Collateral Agent, for itself and the benefit of Secured Parties, exercising, after the occurrence and during the continuance of an Event of Default, any and all remedies set forth herein pursuant to the terms hereof, notwithstanding anything to the contrary in any organizational document of Company;

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(g)

Pledgor shall cause Company to maintain (I) proper books of record and account, in which true and correct entries in all material respects in accordance with GAAP shall be made of all financial transactions and matters involving the assets and business of Company and (II) such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Company, except, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and

(h)

Pledgor shall comply in all material respects with the requirements of all laws and all judgments applicable to it or its business or property (including, without limitation, the Investment Company Act), except in such instances in which (I) such requirement of law or judgment is being contested in good faith by appropriate proceedings diligently conducted or (II) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.

Pledgor’s Rights. So long as (x) no Material Event of Default has occurred and is continuing and (y) the Collateral Agent has not provided written notice to Pledgor of its election to exercise remedies under and in accordance with the terms of Section 8 hereof after the occurrence and during the continuance of an Event of Default (other than a Material Event of Default):

(a)

Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not expressly prohibited by the provisions of this Agreement, the Loan Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Collateral Agent in any respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Loan Agreement):

(i)

the dissolution or liquidation, in whole or in part, of Company;

(ii)

the consolidation or merger of Company with any other Person;

(iii)

the sale, disposition or encumbrance of all or substantially all of the assets of Company, except for Liens in favor of Collateral Agent;

(iv)

any change in the authorized Capital Stock, the stated capital or the authorized share capital of Company or the issuance of any additional Capital Stock;

(v)

any change in the Pledged Collateral’s classification as a “security” within the meaning of and governed by Article 8 of the UCC; or

(vi)

the alteration of the voting rights with respect to the Capital Stock of Company; and

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(b)

(i) Pledgor may receive and retain any and all dividends, interests or other distributions paid in respect of the Pledged Collateral to the extent not prohibited by the Loan Documents; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, together with any dividend, interest or other distribution or payment which at the time of such payment is not permitted by the Loan Documents, shall constitute Pledged Collateral and remain subject to the Lien of Collateral Agent, provided that Pledgor shall be permitted to take any action with respect to the cash described in (B) and (C) not prohibited by the other Loan Documents and such cash shall not be deemed part of the Pledged Collateral to the extent received by Pledgor not in contravention of the Loan Documents when no Event of Default shall have then occurred and be continuing.

8.

Defaults and Remedies; Proxy.

(a)

Upon the occurrence of an Event of Default and during the continuation of such Event of Default, (x) the Collateral Agent may, upon prior or concurrent written notice to Pledgor, exercise from time to time any rights and remedies available to it under the UCC as in effect from time to time in the State of New York or otherwise available to it and (y) upon prior written notice to Pledgor, Collateral Agent (personally or through an agent) is hereby authorized and empowered, in each case subject to applicable law, to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Collateral Agent was the outright owner thereof. Notwithstanding the foregoing, the Collateral Agent shall give the Pledgor not less than two (2) Business Days’ prior written notice of its intention to take any of the actions described in this clause (a) solely in the event the Collateral Agent is taking such action with respect to an Event of Default that does not constitute a Material Event of Default. Any sale shall be made at a public or private sale at Collateral Agent’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Collateral Agent may in its reasonable discretion deem fair, and Collateral Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Collateral Agent reserves the right to reject any and all bids at such sale which, in its reasonable discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Collateral Agent. EFFECTIVE AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS COLLATERAL AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE PAYMENT IN FULL IN CASH OF ALL SECURED OBLIGATIONS (OTHER THAN CONTINGENT AND UNASSERTED CLAIMS FOR INDEMNIFICATION OR EXPENSE REIMBURSEMENT). IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE RIGHT TO EXERCISE upon prior written notice to PLEDGOR ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS, CALLING SPECIAL MEETINGS AND VOTING AT SUCH MEETINGS). SUCH PROXY AND APPOINTMENT SHALL BE EFFECTIVE, AFTER THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT and upon prior written notice to PLEDGOR. NOTWITHSTANDING THE FOREGOING, COLLATERAL AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

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(b)

If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, Collateral Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after not less than ten (10) days’ prior written notice to Pledgor.

(c)

If, at any time when Collateral Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), Collateral Agent may, in its discretion (subject only to applicable requirements of Law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Collateral Agent may reasonably deem necessary, but subject to applicable law and the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Collateral Agent in its discretion (x) may, in accordance with applicable securities Laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Collateral Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of Law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

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(i)

as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii)

as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(iii)

as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about Pledgor and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)

as to such other matters as Collateral Agent may, in its reasonable discretion, deem necessary in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other Laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities Laws.

(d)

Pledgor recognizes that Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (c) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit Company to register such securities for public sale under the Act, or under applicable state securities Laws, even if Pledgor and Company would agree to do so.

(e)

Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Collateral Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Collateral Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Collateral Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Collateral Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

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(f)

Pledgor further agrees that a breach of any of the covenants contained in this Section 8 may cause irreparable injury to Collateral Agent, that Collateral Agent may have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense (i) that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations or (ii) that no Event of Default shall have occurred and be continuing.

9.

Waiver. No delay on Collateral Agent’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Collateral Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Collateral Agent’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Collateral Agent’s rights as against Pledgor in any respect.

10.

Assignment. Collateral Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Loan Documents, and the holder of such instrument shall be entitled to the benefits of this Agreement.

11.

Termination. Upon the payment in full in cash of all Secured Obligations (other than contingent and unasserted indemnification and expense reimbursement claims), the Liens and security interests granted hereunder shall automatically terminate without the necessity of further action by any party, and Collateral Agent shall, at Pledgor’s and Company’s expense, deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor’s obligations hereunder shall at such time terminate.

12.

Lien Absolute. Subject to Section 11 hereof, all rights of Collateral Agent hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)

any lack of validity or enforceability of the Credit Agreement, any other Loan Document (including the FSEP Guaranty) or any other agreement or instrument governing or evidencing any Secured Obligations, except in each case as the result of the termination of any such agreement in accordance with its terms;

(b)

any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

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(c)

any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty (including the Guaranty of Pledgor under the FSEP Guaranty);

(d)

the insolvency of Pledgor or any Obligor; or

(e)

any other circumstance (other than the payment in full in cash of all Secured Obligations (other than contingent and unasserted indemnification and expense reimbursement claims) and the termination of the liens and security interests and the termination of Pledgor’s obligations hereunder pursuant to Section 11 hereof) which might otherwise constitute a defense available to, or a discharge of, Pledgor.

13.

Certain Consents and Waivers.

(a)

Pledgor consents and agrees that Collateral Agent may at any time, or from time to time, in its discretion and in accordance with the terms of the Credit Agreement, renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations.

(b)

Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Collateral Agent’s part shall in any event affect or impair this Agreement.

14.

Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor, Company or any other Obligor for liquidation or reorganization, should Pledgor, Company, any other Obligor or the Servicer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s, Company’s, any other Obligor ’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

15.

Miscellaneous.

(a)

Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder (it being understood that the obligations of Pledgor or any Obligor to pay or reimburse expenses of counsel shall be subject to Section 9.03 of the Credit Agreement).

(b)

Pledgor agrees to reimburse Collateral Agent for all costs of collection or enforcement (including, without limitation, the reasonable and documented fees, charges and disbursements of one firm of outside counsel) incurred by Collateral Agent in enforcing the obligations of Pledgor hereunder in accordance with the provisions of Section 9.03(a)(iii) of the Credit Agreement (as if Pledgor were “Borrower” thereunder).

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(c)

Neither Collateral Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(d)

THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, COLLATERAL AGENT AND ITS SUCCESSORS AND PERMITTED ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF COLLATERAL AGENT AND PLEDGOR.

16.

Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future Law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

17.

Notices; Electronic Communications.

(a)

Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or (to the extent permitted by Section 17(b)) e-mail, as follows:

(i)	if to Pledgor, to it at:
FS Energy and Power Fund
201 Rouse Boulevard
Philadelphia, PA 19112
Attention: Gerald F. Stahlecker
Telecopy Number: (215) 222-4649
Direct Telephone: (215) 495-1169
Main Telephone: (215) 495-1150
E-mail: jerry.stahlecker@franklinsquare.com

with a copy to (which shall not
constitute notice):

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Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Jay R. Alicandri, Esq.
Telecopy Number: 212-698-3599
E-mail: jay.alicandri@dechert.com

(ii)	if to Collateral Agent, to it at:
Barclays Bank PLC
1301 Sixth Avenue
New York, NY 10019
Attention: Anand Vignesh
Telecopy Number: (972) 535-5728
E-mail: wipronyagency@barclays.com

with a copy to (which shall not
constitute notice):

Mayer Brown LLP
214 North Tryon Street, Suite 3800
Charlotte, NC 28202
Attention: Keith F. Oberkfell
Telecopy Number: (704) 377-2033
Telephone Number: (704) 444-3549
E-mail: koberkfell@mayerbrown.com

(iii)	if to any other Secured Party, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)

Electronic Communications. Notices and other communications to Secured Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Collateral Agent. Collateral Agent or Pledgor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless Collateral Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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18.

Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

19.

Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

20.

Benefit of Secured Parties. All security interests granted or contemplated hereby shall be for the benefit of Collateral Agent and Secured Parties, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Guarantee and Security Agreement.

21.

Governing Law; Jurisdiction; Etc.

(a)

Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)

Submission to Jurisdiction. Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York or the United States located in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against Pledgor or its properties in the courts of any jurisdiction.

(c)

Waiver of Venue. Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)

Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 17. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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22.

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PLEDGOR:

FS ENERGY AND POWER FUND

By:	/s/ Gerald F. Stahlecker
Name: Title:	Gerald F. Stahlecker Executive Vice President

COLLATERAL AGENT:

BARCLAYS BANK PLC

By:	/s/ Luke Syme
Name: Title:	Luke Syme Assistant Vice President